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                          SECOND AMENDMENT TO AGREEMENT
                       FOR THE CREATION OF A VOTING TRUST
                     IN SETTLEMENT OF CLAIMS AND LIABILITIES

This Second Amendment to Agreement for the Creation of a Voting Trust in Settlement of Claims and Liabilities is entered into as of this 30th day of May 1995 by and between Allied-Asian Consolidated, Limited ("Allied-Asian"), Quadrax Corporation ("Quadrax"), Conagher & Co., Inc. ("Conagher"), Pattinson Hayton III ("Hayton"), Richard A. Fisher ("Fisher") and James J. Palermo ("Palermo").

Whereas, on February 13, 1995, all parties hereto entered into an Agreement for the Creation of a Voting Trust in Settlement of Claims and Liabilities (the "Settlement Agreement"); and

Whereas, on March 17, 1995, all parties hereto entered into the First Amendment to the Settlement Agreement (the "First Amendment"); and

Whereas, it is the desire of all parties hereto to enter into this instant agreement to further amend the Settlement Agreement, whereby this instant agreement shall be the Second Amendment to the Settlement Agreement;

Now, therefore, in consideration of the mutual covenants, promises, representations and warranties, the parties agree as follows:

1. The parties hereby agree that the Form 10-KSB filed by Quadrax on April 13, 1995 with the U.S. Securities & Exchange Commission, shall be amended by Quadrax by Quadrax filing an Amended Form 10-KSB, at the end of section titled "Changes in Control and Related Transactions" (page 5), incorporating a statement in the form attached hereto as Exhibit A, and incorporated herein by reference ("the 10-K Amendment"). Quadrax hereby agrees which shall be a material term of this agreement that it shall cause the 10-K Amendment to be filed with the U.S. Securities & Exchange Commission not later than ten (10) days from May 30, 1995, and Quadrax shall deliver a copy of the 10-K Amendment, in the form filed to the Law Offices of Barry K. Rothman, by facsimile transmission, not later than May 30, 1995. Additionally, Quadrax hereby agrees that immediately after filing the 10-K Amendment, Quadrax shall initiate the process to distribute the 10-K Amendment to all of its current shareholders in the same manner the original Form 10-KSB was distributed. Quadrax agrees that any recipients of the original 10-KSB, which shall be received after the date of this Agreement, shall concurrently receive the 10-K Amendment.

      Hayton, Allied-Asian and Conagher hereby release Palermo, Fisher, Quadrax and each of its present and former officers and directors, employees, agents, attorneys, accountants and other advisors, from any and all liability based on any cause of action arising from the Form 10-KSB filed by Quadrax on or about April 13, 1995, or any statement contained therein.

      Each of the parties hereto confirms to each of the other parties that there is a full and final satisfaction of any and all claims or liabilities, known and unknown, which each party has or may assert against any other party in respect to any and all accountings previously rendered by any party to the other regarding payment for Quadrax stock purchased by Conagher and Allied-Asian, and each party hereby waives, releases and discharges, fully and finally, any and all claims any party may have or assert against any other party or parties, their successors, assigns, agents, attorneys, officers, directors and employees, whether at law or in equity, in respect to any and all accountings previously rendered by any party for the other regarding payment for Quadrax stock.

                                   Page 1 of 4


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2.    Quadrax hereby represents and warrants to Hayton that as of the date of this Agreement, no report has been issued to any trading authority respecting monies received by Hayton from Quadrax. Quadrax agrees to issue to the IRS a Form 1099 for Hayton in the amount of $79,873 for the calendar year 1994, in the form attached hereto as Exhibit B, and incorporated herein by reference. Quadrax hereby agrees that Hayton shall not be issued any Form 1099 by Quadrax for the calendar year 1995.

3. Quadrax hereby agrees that, with respect to any new information regarding Hayton, Allied-Asian, or Conagher, to be set forth in any document authored and filed by Quadrax as a public document, including, but not limited to, any Form 10-Q's, Form 8-K's, or Form 10-K's filed by Quadrax, Quadrax will provide to Hayton, an advance copy of such documents and allow a reasonable opportunity to review and propose Amendments to said documents prior to filing, with the understanding that Hayton's proposals shall be reasonable, and that Quadrax shall not unreasonably decline to effect such Amendments.

4. Quadrax hereby agrees that, with respect to any inquiry that Quadrax may receive from any regulatory agency regarding Hayton, Allied-Asian or Conagher, Quadrax shall, unless prohibited by applicable law or regulation from doing so, advise and consult with Hayton on the existence and nature of said inquiry.

5. Quadrax hereby acknowledges that, prior to the date of this Agreement, both Hayton and Conagher guaranteed a Performance Bond, issued by an insurance bonding company for the Seawolf Submarine tile contract, Quadrax agrees that immediately subsequent to the execution of this Agreement, Quadrax shall use its best efforts to release Hayton and Conagher from their guarantee of the Performance Bond hereunder and Quadrax agrees to offer an amount equal to $50,000.00 to the insurance bonding company to attempt to effect said releases.

6. Quadrax hereby agrees that, pursuant to paragraph 12(ii) of the Settlement Agreement, concurrently upon the execution of this Agreement, Quadrax shall execute an assignment of Quadrax's judgment against J. Albert Garcia, in favor of Hayton, in the form attached hereto as Exhibit C and incorporated herein by reference.

7. Quadrax hereby agrees, represents and warrants that, at its next Annual Meeting of Stockholders, presently scheduled for May 31, 1995, Palermo shall read a "Statement to Shareholders," in the form attached hereto as Exhibit D, and incorporated herein by reference, to all persons convened.

8. Quadrax and Palermo hereby represent and warrant that Palermo has the authority and consent of the Board of Directors of Quadrax, to execute this Agreement on behalf of Quadrax and to bind Quadrax pursuant to the terms of this Agreement. Allied-Asian, Conagher and Hayton hereby represent and warrant that Hayton has the authority and consent of the Board of Directors of Allied-Asian and Conagher to execute this Agreement on behalf of Allied-Asian and Conagher and to bind Allied-Asian and Conagher pursuant to the terms of this Agreement.

9. Fisher is a party to the Settlement Agreement, the First Amendment and this Agreement solely for the purposes of accommodating the desires of the other parties thereto by approving the assignment to Quadrax of certain of Conagher's prior obligations to Fisher, the release of Hayton's personal guarantee of Conagher's obligations and the transfer of certain securities to a voting trust, all as set forth in the Settlement Agreement. The parties to this Agreement other than Fisher agree that Fisher has satisfied all of his obligations and shall have no further obligations, responsibilities or liabilities with respect to the performance of any other matter set forth in or pertaining to the Settlement Agreement, the First Amendment and this Agreement.

10. All parties hereby agree that a facsimile signature shall be deemed to be an original signature for all purposes. Additionally, all parties hereby agree that this Agreement may be executed in counterparts, whereby all counterparts taken together shall constitute a fully executed original Agreement.

11. The parties hereby agree that, except as amended herein, the Settlement Agreement and the First Amendment remain unchanged.

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In witness whereof, the parties hereto have executed this Agreement, as of the date first set forth above.

Quadrax Corporation

By:             /s/ JAMES J. PALERMO
      ----------------------------------------
      James J. Palermo
      Chief Executive Officer

Allied-Asian Consolidated, Limited

By:         /s/ PATTINSON HAYTON III
      ----------------------------------------

Conagher & Company, Inc.


By:         /s/ PATTINSON HAYTON III
      ----------------------------------------


         /s/ PATTINSON HAYTON III
- ----------------------------------------------
Pattinson Hayton III, Individually


            /s/ RICHARD A. FISHER
- ----------------------------------------------
Richard A. Fisher, Individually


            /s/ JAMES J. PALERMO
- ----------------------------------------------
James J. Palermo, Individually

                                   Page 4 of 4


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                                    EXHIBIT C

                          ASSIGNMENT OF GARCIA JUDGMENT
                            FROM QUADRAX CORPORATION
                             TO PATTINSON HAYTON III

                                   ASSIGNMENT

         For valuable consideration, receipt of which is hereby acknowledged, Quadrax Corporation does hereby irrevocably assign and transfer to Pattinson Hayton III the judgment entered against J. Albert Garcia in favor of Quadrax, Inc. in the amount of $50,000.00 for compensatory damages, in the Superior Court, State of Rhode Island, Newport S.C., case number C.A. no 94-530.

         Quadrax Corporation hereby specifically agrees that in respect to the assignment of aforesaid judgment by Quadrax Corporation ("Quadrax") to Pattinson Hayton III ("Hayton"), Hayton shall have the right to pursue the collection of said judgment, in any manner Hayton may elect, at Hayton's sole discretion, and Hayton shall have the right to compromise the judgment, in any manner Hayton may elect at Hayton's sole discretion, without the approval, consent or consultation of Quadrax Corporation.

                                                    Quadrax Corporation

                                                    By:
                                                        ------------------------
Dated:  May ____, 1995

STATE OF RHODE ISLAND
COUNTY OF

         In ______________________________ in said County on the ______ day of
May, 1995, before me personally appeared ________________________________ of
Quadrax Corporation, to me known and known by me to be the party executing the foregoing instrument on behalf of Quadrax Corporation, and be acknowledged said instrument by him executed to be his free act and deed and the free act and deed of said Quadrax Corporation.

                                               ---------------------------------
                                                         Notary Public


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                                    EXHIBIT D

                            STATEMENT TO SHAREHOLDERS


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                            STATEMENT TO SHAREHOLDERS

         At this time, I am pleased to announce that Quadrax Corporation has agreed to file an Amendment to Quadrax's Form 10-KSB filed on April 13, 1995, reflecting certain developments with respect to our previous chairman, Pattinson Hayton III, Allied-Asian Consolidated, Limited, and Conagher and Company, Inc. Copies of the 10-KSB, as previously amended, have been handed out to you and are also available in the back of the room.

         The Amended Form 10-K will principally address certain issues relating to expenses incurred by or on behalf of the Company in connection with its efforts to raise additional capital during 1994, to broaden and diversify its lines of business, and to restructure itself. Through discussions with Mr. Hayton and his representatives, certain financial issues relating to corporate expenses incurred during Mr. Hayton's tenure as chairman have now been fully resolved to the mutual satisfaction of both Quadrax and Mr. Hayton. In addition, the Amendment notes that Allied-Asian and Mr. Hayton have now fully satisfied all payment obligations pursuant to the promissory notes issued by Allied-Asian in connection with the Settlement Agreement entered into by these parties on February 13, 1993, as subsequently amended on March 17, 1995 and May 30, 1995.

         The Company acknowledges at this time that Mr. Hayton was instrumental, during his chairmanship, in obtaining critical financing for Quadrax, was instrumental in obtaining commercial contracts for Quadrax respecting Quadrax's core business and helped to guide the Company through difficult times through his foresight and persistence. We sincerely appreciate Mr. Hayton's hard work and effort during his tenure as Chairman of Quadrax, and we wish him the best of success in his future endeavors.